Exhibit 21.1

Subsidiaries of Knology, Inc.:

Interstate Telephone Company (Georgia)

Valley Telephone Co., LLC (Alabama)

Globe Telecommunications, Inc. (Georgia)

ITC Globe, Inc. (Delaware)

Knology of Knoxville, Inc. (Delaware)

Knology of Nashville, Inc. (Delaware)

Knology of Kentucky, Inc. (Delaware)

Knology New Media, Inc. (Delaware)

Knology Broadband of Florida, Inc. (Delaware)

Knology Broadband, Inc. (Delaware)

Knology of Augusta, Inc. (Delaware)

Knology of Charleston, Inc. (Delaware)

Knology of Columbus, Inc. (Delaware)

Knology of Huntsville, Inc. (Delaware)

Knology of Montgomery, Inc. (Alabama)

Knology of Alabama, Inc. (Delaware)

Knology of Florida, Inc. (Delaware)

Knology of Georgia, Inc. (Delaware)

Knology of South Carolina, Inc. (Delaware)

Knology of Tennessee, Inc. (Delaware)